UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

September 6, 2012 (August 30, 2012)
Date of Report (date of earliest event reported)

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AMERICAN REALTY CAPITAL TRUST, INC.

(Exact name of Registrant as specified in its charter)

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Maryland	001-35439	71-1036989
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

405 Park Avenue, 14th Floor
New York, New York 10022
(Address of principal executive offices, including zip code)

(646) 937-6900
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)
_________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

Contribution Agreement

Effective as of August 30, 2012, American Realty Capital Trust, Inc., a Maryland corporation (the “Company”), American Realty Capital Operating Partnership, L.P., a Delaware limited partnership of which the Company is the sole general partner (the “Operating Partnership”) and ARC Real Estate Partners, LLC, a Delaware limited liability company (the “Contributor”) entered into that certain Contribution Agreement (the “Contribution Agreement”), pursuant to which the Contributor acquired 65,789 common units of limited partner interests in the Operating Partnership (“OP Units”) in exchange for a capital contribution of $750,000. The Contributor is majority-owned and controlled by Nicholas S. Schorsch, the Company’s Chairman of the Board of Directors (the “Board”) and William M. Kahane, the Company’s Chief Executive Officer, President and Director.

In addition, pursuant to the Contribution Agreement:

•	Right to Guaranty Debt. Subject to certain restrictions on the termination of the Operating Partnership and the redemption of the OP Units issued under the Contribution Agreement, the Contributor is provided with the opportunity to guaranty a portion of the indebtedness of the Operating Partnership and the Operating Partnership agrees to maintain a sufficient amount of indebtedness for the Contributor to guaranty. Furthermore, the Contributor has agreed to a deficit restoration obligation.

•	Indemnity. The Operating Partnership agrees to indemnify the Contributor for breaches by the Operating Partnership of certain of its obligations under the Contribution Agreement.

•	Registration Rights: Any shares of common stock of the Company issued upon a conversion of OP Units shall be issued pursuant to an effective shelf registration statement, or if a shelf registration statement is not then effective, the Company, as general partner of the Operating Partnership (or a successor general partner) shall enter into a registration rights agreement with the Contributor.

A copy of the Contribution Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The foregoing summary description of the Contribution Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Contribution Agreement.

Item 3.03 Material Modification to Rights of Security Holders.

Partnership Agreement Amendment

Effective August 30, 2012, the Company, as the sole general partner of the Operating Partnership, executed the First Amendment to the Amended and Restated Agreement of Limited Partnership of the Operating Partnership (the “Partnership Agreement Amendment”).

As a result of the issuance of the OP Units as described in Item 1.01 of this Current Report on Form 8-K, the Partnership Agreement Amendment provides for the admission of the Contributor as a limited partner of the Operating Partnership. In order to reflect the economic arrangement amongst the partners of the Operating Partnership, including the Contributor, the Partnership Agreement Amendment revises the allocation provisions to provide for a special allocation of certain deductions and the Contributor agrees that, in the extent of a liquidation of the Operating Partnership, the Contributor will be obligated to restore a deficit balance in its capital account subject to certain limitations. Furthermore, the Partnership Agreement Amendment replaces the Operating Partnership with its general partner as the obligor in connection with the conversion rights of holders of OP Units. The Partnership Agreement Amendment also corrects a number of scrivner’s errors throughout the Partnership Agreement and updated the schedule of limited partners and their interests in the Operating Partnership to take into account such issuance of OP Units and recent awards of LTIP Units in the Operating Partnership.

A copy of the Partnership Agreement Amendment is attached hereto as Exhibit 4.1 and is incorporated herein by reference. The foregoing summary description of the Partnership Agreement Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Partnership Agreement Amendment.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No	Description
4.1	First Amendment to Amended and Restated Agreement of Limited Partnership of American Realty Capital Operating Partnership, L.P., dated as of August 30, 2012, by and among American Realty Capital Trust. Inc. and the limited partners party thereto

10.1	Contribution Agreement, dated as of August 30, 2012, by and among American Realty Capital Trust, Inc., American Realty Capital Operating Partnership, L.P. and ARC Real Estate Partners, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN REALTY CAPITAL TRUST, INC.

Date: September 6, 2012	By:	/s/ William M. Kahane
Name: William M. Kahane Title: Chief Executive Officer and President